AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 1996
                                             REGISTRATION NO. 333-273

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT #1 TO FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INFORMIX CORPORATION
(Exact name if issuer as specified is its charter)

DELAWARE
(State of Incorporation)

94-3011736
(I.R.S. Employer Identification Number)

4100 BOHANNON DRIVE
MENLO PARK, CALIFORNIA  94025
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

DAVID H. STANLEY
VICE PRESIDENT, LEGAL AND CORPORATE SERVICES, GENERAL COUNSEL AND
SECRETARY
INFORMIX CORPORATION
4100 BOHANNON DRIVE
MENLO PARK, CALIFORNIA  94025
(415) 926-6300
(Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO:
ROGER E. GEORGE, ESQ.
WILSON SONSINI GOODRICH & ROSATI
PROFESSIONAL CORPORATION
650 PAGE MILL ROAD
PALO ALTO, CALIFORNIA  94304


     This Registration Statement on Form S-3 (Registration No. 333-273) (the "Registration Statement") registered 231,900 shares of Common Stock of Informix Corporation ("Informix") in connection with the demand for such registration by the Selling Stockholders named in the Registration Statement made pursuant to the terms of that certain Registration Rights Agreement made and entered into as of October 31, 1995 (the "Registration Rights Agreement") by and among Informix and each of the Selling Stockholders. Under the terms of the Registration Rights Agreement, Informix was obligated to maintain the effectiveness of the Registration Statement for no more than 30 days from the date of effectiveness. Such 30 day period expired at the close of business on March 8, 1996, and accordingly, Informix is hereby withdrawing its Registration Statement on Form S-3 and deregisters that number of shares not sold by the Selling Stockholders as of the close of business on Friday, March 8, 1996.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 7th day of March 1996.

                                    INFORMIX CORPORATION

                                    By: /s/ DAVID H. STANLEY
                                        David H. Stanley
                                        VICE PRESIDENT,
                                        LEGAL AND CORPORATE SERVICES,
                                        GENERAL COUNSEL AND SECRETARY



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                  TITLE                                 DATE

*/S/ PHILLIP E. WHITE      President, Chief Executive Officer    March 7, 1996
     Phillip E. White      and Chairman of the Board
                           (Principal Executive Officer)

*/S/ HOWARD H. GRAHAM      Sr. Vice President, Finance and       March 7, 1996
     Howard H. Graham      Chief Financial Officer
                           (Principal Financial Officer)

*/S/ RICHARD C. BLASS      Vice President, Corporate Controller  March 7, 1996
     Richard C. Blass      and Chief Financial Officer
                           (Principal Accounting Officer)

*/S/ ALBERT F. KNORP, JR.  Director                              March 7, 1996
     Albert F. Knorp, Jr.

*/S/ JAMES L. KOCH         Director                              March 7, 1996
     James L. Koch

*/S/ THOMAS A. MCDONNELL   Director                              March 7, 1996
     Thomas A. McDonnell

*/S/ CYRIL J. YANSOUNI     Director                              March 7, 1996
     Cyril J. Yansouni


*By: /S/ DAVID H. STANLEY
         David H. Stanley
         as attorney-in-fact
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